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                                                                       Exhibit 8

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                            303 Peachtree Street, NE
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939



                                  May 14, 2001

Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia  20191

         Re: Exchange Offer for 9.5% Senior Serial Redeemable Notes due 2011

Dear Sirs:

         We have acted as counsel to Nextel Communications, Inc. (the "Company") in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8, which includes the prospectus of the Company relating to the offer by the Company to exchange (the "Exchange Offer") the Company's 9.5% Senior Serial Redeemable Notes due 2011 (the "Exchange Notes") for the Company's outstanding 9.5% Senior Serial Redeemable Notes due 2011 (the "Outstanding Notes" and together with the Exchange Notes, the "Notes").

         We hereby confirm that the opinion expressed in "VI. Principal United States Federal Tax Considerations" is our opinion.

         We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the registration statement and to the reference to this firm in the prospectus constituting part of the registration statement.

                                          Very truly yours,

                                          /s/ JONES, DAY, REAVIS & POGUE